As filed with the Securities and Exchange Commission on March 10, 2010
Registration No. 333-162582

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXZA PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	77-0567768
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Address, including zip code, and telephone number, including area code, of the Registrant’s principal executive offices)

Thomas B. King
President and Chief Executive Officer
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California 94043
(650) 944-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C.T. Linfield, Esq.
Brent D. Fassett, Esq.
Cooley Godward Kronish LLP
380 Interlocken Crescent
Suite 900
Broomfield, Colorado 80021
(720) 566-4000

Approximate date of commencement of proposed sale to the public:
From time to time following the effectiveness of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Form S-1 Registration Statement (No. 333-162582) is filed pursuant to Rule 462(d) under the Securities Act solely to add an exhibit not previously filed with respect to such Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.
PART II
Information Not Required In Prospectus
Item 16. Exhibits and Financial Statement Schedules.
     (a) Exhibits.

Exhibit
Number	Description of Document

23.1	Consent of Independent Registered Public Accounting Firm.

II-2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 10, 2010.

ALEXZA PHARMACEUTICALS, INC.
By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas B. King Thomas B. King	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2010

/s/ August J. Moretti August J. Moretti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2010

* Hal V. Barron	Director	March 10, 2010

* Andrew L. Busser	Director	March 10, 2010

* Samuel D. Colella	Director	March 10, 2010

* Alan D. Frazier	Director	March 10, 2010

* Deepika R. Pakianathan	Director	March 10, 2010

* J. Leighton Read	Director	March 10, 2010

* Gordon Ringold	Director	March 10, 2010

* Isaac Stein	Director	March 10, 2010

By:	/s/ Thomas B. King Thomas B. King, Attorney-in-Fact	March 10, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Document

23.1	Consent of Independent Registered Public Accounting Firm